NSAR ITEM 77O
July 1, 2003 - December 31, 2003
Van Kampen Equity and Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1       UFJ Finance Aruba   Merrill    2,965,000     0.237%       7/18/03
                A.E.C.          Lynch

2     Miller Brewing Corp.  Barclays   2,200,000     0.004%       8/6/03

3   Carolina Power & Light Co. JP Morgan 36,224      0.898%       9/8/03

4   SLM Student Loan Trust   Bank of   3,813,487     0.305%       9/17/03
                             America
5   International Paper Co.  Deutsche  1,765,000     0.350%      12/10/03


Underwriters for #1
Merrill Lynch & Co.
Goldman, Sachs & Co.
UFJ International plc
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
JP Morgan Securities Inc.
ABN AMRO Incorporated
Harris Nesbitt Corp
Tokyo-Mitsubishi International plc
Wachovia Securities, LLC
Deutsche Bank Securities, Inc.
Northern Trust Securities, Inc.

Underwriters for #2
Barclays Capital
Citigroup
JPMorgan
ABN AMRO Banc of America Securities LLC
Banc One Capital Markets, Inc.
Dresdner Kleinwort Wasserstein
Lehman Brothers
Morgan Stanley
Hawkpoint

Underwriters for #3
Banc of America Securities LLC
JPMorgan
Deutsche Bank Securities Inc.
Morgan Stanley
Scotia Capital Inc.
SunTrust Robinson Humphrey

Underwriters for #4
ABN AMRO Incorporated
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Barclays Capital
Citigroup
Credit Suisse First Boston
Deutsche Bank Securities
FTN Financial Securities Corp.
Goldman, Sachs & Co.
JPMorgan
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley
UBS Investment Bank
Wachovia Capital Markets



Underwriters for #5
Citigroup
Credit Suisse First Boston Corp.
Deutsche Bank Securities Inc.